Exhibit 32.2

AMERICAN BANCORP, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George Hill Comeau, Chief Financial Officer of the Company, certify, pursuant to U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2004 (the last date of the period covered by the Report).

May 6, 2004	/s/ George H. Comeau

DATE	George H. Comeau Chief Financial Officer